UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 27, 2002

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-22853 76-0526032

(Commission File Number) (I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1170, Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS

On June 27, 2002, GulfMark Offshore, Inc. (NASDAQ: GMRK) finalized an agreement for a new secured credit facility with a maximum availability of $100 million. This new credit facility is available for acquisition of assets, including the completion of the Company's new build program, as well as for general corporate purposes. Collateral provided to the lenders determines the borrowing availability by the Company, which, at the outset, was set at $32 million based on the initial collateral assigned to the lending group. The facility reduces by $4 million per quarter beginning September 30, 2004, with a final maturity of $44 million on March 31, 2008. In conjunction with the signing of the new facility, the existing $75 million facility was cancelled. Details of the new credit facility are attached hereto as Exhibit 10.1.

Additionally, effective July 1, 2002, the Company's recently announced two for one stock split went into effect. As a result, total outstanding shares after the split are 19,906,888.

(b) Exhibits.
Exhibit No.	Description
10.1	Senior Secured $100 million Multicurrency Revolving Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc.

Date: July 3, 2002

By: /s/ Edward A. Guthrie

Edward A. Guthrie

Executive Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Senior Secured $100 million Multicurrency Revolving Credit Facility